Exhibit 10.30

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”) is made and entered into by and between March GL Company (“Company”) and Nick Steinsberger (“Consultant”). Company and Consultant may sometimes be referred to herein individually as a “Party” and collectively as the “Parties.”

Whereas;

A.	Consultant has the expertise to provide consultation and advice to Company respecting technical, management or other services in relation to Company’s natural resources opportunities in Greenland (the “Territory”);

B.	Consultant is available to provide to Company on an ongoing basis, such consulting, technical, management and other services;

C.	Consultant has a relationship with the Company that enables Consultant to be knowledgeable about the business and affairs of the Company.

D.	Company desires to call on Consultant’s expertise in relation to the Territory and technical, management and other services useful for the Company’s operations (the “Business”) during the term of this Agreement;

Therefore in consideration of the following conditions and covenants, the Parties agree as follows:

Article 1

DEFINITIONS AND INTERPPRETATION

1.1	Definitions. The following terms and their derivatives, if capitalized as indicated, have the following meanings in this Agreement:

“Affiliate” means any Person who at any tier Controls, is Controlled by, or is Controlled by an entity that Controls another Person.

“Agreement” has the meaning given in the preamble.

“Approval” means the prior written approval by Company.

“Business” has the meaning given in the recitals.

“Company” has the meaning given in the preamble.

“Consultant” has the meaning given in the preamble.

“Control” means the ownership directly or indirectly of fifty (50) percent or more of the voting rights in a Person.

“Effective Date” means 1 April, 2025.

“Immediate Family” means, respecting any individual, such individual’s spouse, parents, children, brothers, or sisters, and the spouses of such parents, children, brothers, and sisters.

“Official” means any officer or employee of a government or any department, agency, or instrumentality thereof, including a national oil company or other entity or controlled by the government, or of a Public International organization, any political party, any official of a political party, any candidate for political office, or any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, Public International Organization, or political party.

“Parties” or “Party” have the meaning given in the preamble.

“Person” means an individual, partnership, joint venture, corporation, limited liability company, unincorporated organization, government entity, or other entity.

“Public International Organization” means any public international organization, including international financial institutions such as the World Bank Group, the International Bank for Reconstruction & Development, the European Bank for Reconstruction & Development, and the Asian Development Bank.

“Services” has the meaning given in Article 4.1.

“Territory” has the meaning given in the recitals.

1.2	Interpretation.

1.	This Agreement and any attachments constitutes the entire agreement between the Parties and supersedes all prior negotiations, representations or agreements, either written or oral, and there are no collateral or other statements, understandings, covenants, contracts, representations or warranties, written or oral, relating to the subject matter of this Agreement.

2.	Unless expressly provided otherwise in the body of this Agreement, the body governs and prevails over a conflict between the body and the attachments.

3.	The article headings and subheadings in this Agreement are for convenience only and do not affect the meaning, construction, or interpretation of this Agreement.

4.	The words “include” and “including” are deemed to be followed by the words “without limitation.”

5.	Any reference to a statute, law, rule, regulation, decree, or other legislative, administrative, or executive act is a reference to both the current and any future versions and to any supplements or replacements that may from time to time become effective.

6.	This Agreement may be executed in any number of counterparts and each counterpart shall be considered an original of this Agreement. Together all executed counterparts constitute one and the same instrument; however, neither Party is bound to this Agreement unless and until both Parties have executed a counterpart. A signature page signed by a Party and sent by facsimile machine to the other Party is as valid as an original and is binding between the Parties.

7.	Each provision of this Agreement is separable and if any provision is determined to be invalid, unenforceable, or illegal under any existing or future law, the invalidity, unenforceability or illegality does not impair the operation of or affect those portions of this Agreement that are valid, enforceable, and legal.

8.	No consideration is given to the fact or presumption that any Party had a greater or lesser hand in drafting this Agreement.

9.	No modification of or amendment to this Agreement is valid or binding unless provided in a writing that specifically references this Agreement and that has been duly executed by authorized representatives of the Parties.

10.	No waiver of any breach of this Agreement is deemed to be effective or binding unless the waiver is in writing and signed by an authorized representative of the Party purporting to have waived the breach and, unless otherwise provided in this Agreement, the waiver is limited to the specific breach waived. A Party’s failure to enforce or delay in enforcing any of the terms and conditions of this Agreement does not constitute a waiver of the terms or conditions.

Article 2

TERM

2.1	This Agreement takes effect on the Effective Date and shall remain effective until terminated in accordance with the terms of this Agreement. Termination of this Agreement is subject to any provision of this Agreement that expressly survives the termination of this Agreement and is without prejudice to any rights and obligations arising out of or in connection with this Agreement that have vested, matured, or accrued prior to termination.

Article 3

TERRITORY

3.1	Consultant shall conduct the Services only respecting the Territory, and in relation to the general technical, management and other activities of the Company in conducting its business activities.

Article 4

DUTIES OF CONSULTANT

1.	Consultant shall perform the work and services (the “Services”) set out in Appendix A.

2.	Consultant shall perform the Services diligently and in accordance with sound and generally accepted industry standards.

3.	Consultant shall avoid any real or apparent impropriety that might adversely reflect on Company. Consultant shall act in Company’s best interests at all times and shall not take any action that is detrimental to Company.

4.	Consultant shall not, in the Territory, deal with any competitive company, nor shall it represent any other company, which are in the opinion of Company similar to or competitive with the services or products by Company pursuant hereto unless fully disclose and mutually agree by both parties. In no event shall Consultant perform services for third parties that support projects or businesses that directly or indirectly compete with the Business or any other Company project in the Territory. If Consultant is not sure whether a particular business or project competes with the Business or any other Company project in the Territory or involves issues adversely affecting Company’s position, then Consultant shall promptly notify Company and seek its determination about whether a particular business or project competes with the Business or any other Company project in the Territory.

Article 5

COMPENSATION FOR SERVICES

1.	Company shall pay Consultant, as complete compensation for Services, only in accordance with the terms of Appendix B, attached hereto and made a part of this Agreement.

2.	Consultant shall send Company an invoice for all amounts payable (including allowable travel and other expenses), on a current calendar-month basis, in the currency set out in Appendix B. Company shall pay each invoice within thirty (30) days after receipt and approval.

3.	Company shall make all payments to Consultant by bank wire transfer to the account of Consultant at a designated financial institution in the country where Consultant has its principal place of business or renders the Services or by check made payable to Consultant for delivery to Consultant’s principal place of business. No payment to Consultant will be in cash or bearer instrument, nor will any payment be made to any person or entity other than Consultant or any principal, officer, or employee of Consultant. Further, no payment will be made in any location other than in the country where Consultant has its principal place of business or renders the Services.

4.	If Consultant is performing services for other companies and if Consultant incurs allowable travel or other expenses while performing services for other companies and for Company, Consultant shall bill Company only for its proportional part of such expenses.

Article 6

CONSULTANT COMPLIANCE WITH LAW AND ETHICAL STANDARDS

1.	Consultant represents, warrants, and covenants to Company as follows:

1.	None of Consultant’s officers, directors, shareholders, employees, or agents is an Official or a member of the Immediate Family of an Official. If any of the foregoing becomes an Official or a member of the Immediate Family of an Official, Consultant shall promptly notify Company and Company may take such actions as Company deems appropriate under the circumstances, including termination of this Agreement.

2.	No Official or member of the Immediate Family of an Official has, directly or indirectly, any legal or beneficial interest in Consultant, this Agreement or Company’s payments hereunder. If any Official or member of the Immediate Family of an Official acquires any such interest during the term of this Agreement, Consultant shall promptly notify Company and Company may take such actions respecting same as Company deems appropriate under the circumstances, including termination of this Agreement.

3.	Neither Consultant, its Affiliates, or any of its or their respective officers or directors has any direct or indirect legal or beneficial interest in any business, enterprise, joint venture, or partnership with any Official or any member of the Immediate Family of an Official. If any of the foregoing acquire any such interest, Consultant shall promptly notify Company and Company may take such actions respecting same as Company deems appropriate under the circumstances, including termination of this Agreement.

4.	Consultant has not been convicted of or pleaded guilty to any offense involving fraud, corruption, tax evasion, theft or larceny, securities violations, or breach of contract in any jurisdiction.

Except as previously disclosed in writing to Company, Consultant has not been investigated regarding, convicted of, or pled guilty to any charge involving fraud, corruption, tax evasion, theft or larceny, securities violations, or breach of contract in any jurisdiction.

5.	Respecting transactions contemplated by this Agreement, Consultant, its Affiliates, or any Person acting on behalf of Consultant or its Affiliates has not taken and during the term of this Agreement will not take, any action in furtherance of an offer or promise to pay, lend, or give money or anything of value, directly or indirectly, to or for the use or benefit of any Official, or to any other Person while knowing that all or a portion of such money or thing of value will be offered, given, paid, loaned, or promised, directly or indirectly, to or for the use or benefit of any Official, for any of the following purposes: (a) influencing any act or decision of such Official, in his or its official capacity; (b) inducing such Official to do or omit to do any act in violation of the lawful duty of such Official; (c) inducing such Official to use his or its influence with any governmental entity, Public International Organization, or political party to affect or influence any act or decision of such entity, Public International Organization or political party; or (d) securing any improper advantage to either assist Company or further the interests of the Business.

6.	Consultant’s execution of this Agreement complies with any and all laws or regulations applicable to Consultant or its performance.

7.	Consultant shall, at all times during the term of this Agreement, comply with all laws or regulations applicable to Consultant and to Consultant’s performance.

8.	Consultant shall promptly notify Company if Consultant determines that any of its representations were untrue or if Consultant determines that it has breached its warranties or covenants.

9.	Consultant shall promptly notify Company if Consultant receives a request that would or may breach its warranties or covenants.

10.	Consultant has received a copy of Company’s business conduct publications, and Consultant shall do nothing in the performance of the Services that would be in conflict with the standards set forth in such publications.

11.	Consultant shall participate in compliance training programs as established and required by Company from time to time.

Article 7

MUTUAL REPRESENTATIONS AND WARRANTIES

1.	Each Party represents and warrants to the other, where applicable, as follows:

1.	That it is duly organized and validly existing under the laws of its jurisdiction of formation and has all necessary power and authority to conduct its business as currently conducted.

2.	That this Agreement constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

3.	That the execution of this Agreement and performance by such Party does not breach or violate its constitutive documents, any contract, or agreement to which it is a party or by which it may be bound.

Article 8

INDEPENDENT CONTRACTOR; NO AGENCY

1.	Consultant shall perform all Services as an independent contractor. Nothing stated or implied in this Agreement makes Consultant or any of Consultant’s officers, directors, or employees, the employees or agents of Company or any of its Affiliates, or authorizes Consultant’s officers, directors, or employees to in any way represent themselves to be employees or agents of Company or any of its Affiliates.

2.	Consultant is not an agent of Company and shall not, on Company’s behalf, enter into any written agreements, or do anything else that would obligate Company to third parties without Company’s Approval. Consultant is not authorized to act on behalf of Company or any of its Affiliates, and Consultant shall not represent to third parties that it is authorized to act on behalf of Company or any of its Affiliates without Company’s Approval.

3.	Neither Consultant nor any person engaged by Consultant to perform Services is entitled to any benefit, including insurance, pension support, or bonuses of any kind that Company may provide for its own employees. Consultant is solely responsible for providing any employee benefits for any person performing Services, and shall indemnify Company against any claims for any such benefits.

Article 9

ASSIGNMENT

Company may assign its rights and obligations to any of its Affiliates. Consultant may not assign its rights and obligations to any person without the prior consent of Company.

Article 10

CONFIDENTIALITY—ANNOUNCEMENTS

1.	Consultant shall keep confidential all non-public information provided by Company or any of its Affiliates, or information developed by Consultant hereunder. Such information shall be the property of Company or the appropriate Affiliate. Consultant shall not disclose such information to any third party except with Company’s Approval. Company shall own all intellectual property rights and copyrights in such information. This obligation shall not apply to information which is or becomes part of the public knowledge from a source other than Consultant.

2.	Consultant shall not use Company’s trademarks without Company’s Approval.

3.	Upon termination of the Agreement or upon request of Company, Consultant shall return to Company all materials furnished by Company or any of its Affiliates, and Consultant shall surrender all information or data developed by Consultant pursuant to this Agreement, unless otherwise agreed, in writing, by Consultant and Company.

4.	Company may disclose this Agreement to any governmental authority having jurisdiction over the Company or any of its Affiliates and any governmental authority of the Territory.

5.	This Article 10 survives termination of this Agreement.

Article 11

TERMINATION

1.	Either Party may terminate this Agreement without cause, and such termination becomes effective sixty (60) days after the other Party is notified of such termination. Consultant shall not be entitled to any payment for any Services performed or expenses incurred after the date of the termination, and, without Approval of Company, Consultant shall not incur any further charges, reimbursable expenses, or costs following notice of termination.

2.	This Agreement may be terminated at any time without prior notice as follows:

1.	Company may terminate this Agreement if Consultant’s representations in Article 6 are untrue.

2.	Either Party may terminate this Agreement if the other Party’s material representations are untrue of if the other Party breaches any of its warranties or covenants in this Agreement.

3.	Either Party may terminate this Agreement if such party reasonably determines that any material provision of this Agreement violates any applicable law.

4.	Either Party may terminate this Agreement if the other Party is insolvent or bankrupt.

3.	If this Agreement is terminated, with or without cause, the provisions for confidentiality, arbitration, and indemnities survive termination.

Article 12

CHOICE OF LAW AND FORUM

1.	The laws of the Texas, USA without regard to any conflicts of laws principles that could require application of any other law, shall govern the interpretation of this Agreement and any dispute, controversy, or claim arising out of, relating to, or in any way connected with this Agreement, including the existence, validity, performance, breach, or termination of this Agreement.

2.	All disputes relating to or arising out of this Agreement shall be finally settled by the courts of the Texas, USA.

Article 14

NOTICES AND COMMUNICATIONS

1.	All notices, notifications, requests, and other communications required in this Agreement must be in writing and must be delivered e-mail as follows:

To Company:	March GL Company

Email: Robert.price@marchgl.com

To Consultant:	Nick Steinsberger

Email: steinsbergerco@yahoo.com

All notices, notifications, requests, and other communications are deemed effective when delivered in person, and they are deemed effective 24 hours after transmission by facsimile or e-mail, where satisfactory indication of receipt is received by sending Party. Either Party may change the above addresses and numbers by notifying the other Party.

Article 15

MISCELLANEOUS

No Party shall be liable to the other Party for any consequential, indirect, incidental, or punitive damages arising out of, or in connection with, this Agreement; however, this limitation does not apply if Consultant’s representations under Article 6 are untrue or if Consultant breaches its warranties or covenants in Article 6.

This Agreement is executed by and on behalf of the Parties by their duly authorized representatives as of the Effective Date.

MARCH GL COMPANY

By:	/s/ Robert B Price
Title:	President

STEINSBERGER GAS CONSULTING

By:	/s/ Nick Steinsberger
Title:	Managing Partner

APPENDIX A

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CONSULTING SERVICES AGREEMENT

Any work or services pursuant to this Agreement that Consultant performs for Company or any Affiliate shall be considered Services. Any goods or documents that Consultant provides to Company or any Affiliate in connection with such Services shall be considered as provided pursuant to this Agreement.

SERVICES

Consultant shall perform the following Services at the request of Company:

Work with Drilling Rig Contractor, Halliburton, IPT and all service providers for Drilling and Completion of Jamison Land 2 well program

-	Work with Drilling Rig Contractor, people and eq for multiple well program
-	Work with Halliburton PELs on services to be provided, costs and optimization
-	Work with IPT on logistics and other services required for drilling and completion program
-	Oversight of rig and eq transport from North America to Greenland

Coordinate a drilling and completions team to deliver a multi well exploration program in Greenland

-	Work with IPT to finalize well design and drilling schedule, program
-	Work with IPT to finalize AFE and service companies working with Procurement
-	Work with IPT for all other services required
-	Work with IPT on transportation, of eq from NA to Greenland and to rig site
-	Work with IPT on permitting and construction of pad and road
-	Work with subsurface to update well locations and future drilling plan

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APPENDIX B

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CONSULTING SERVICES AGREEMENT

COMPENSATION

Company shall pay Consultant compensation for Services as follows:

A.	Consultant will receive a fee equal to

B.	Consultant will be eligible for the award of stock options by the Company, in accordance with the Company’s stock option plan and as approved by the Board of Directors of the Company from time to time.

C.	Company will reimburse Consultant for expenses (such as travel expenses) in relation to the performance of the Services, if such expenditures are supported by receipts satisfactory to Company. Consultant shall strictly observe the applicable prohibitions relating to the entertainment of government officials and employees and the prohibitions against giving anything of value to such officials and employees.

D.	All payments to Consultant will be made in US dollars and will be made by check or wire transfer to an account in the name of Consultant as directed by Consultant.

E.	Consultant shall pay any taxes from any jurisdiction on payments made under this Agreement.

F.	The foregoing provides the entire compensation, including expenses incurred in the performance of Services required under this Agreement, and is in full discharge of any and all liabilities in contract or otherwise with respect to all Services rendered by Consultant.

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